Exhibit 10.4

Execution Version

Blue Torch Finance, LLC c/o Blue Torch Capital LP 150 East 58th Street, 39th Floor New York, NY 10155

CONFIDENTIAL

October 11, 2023

OptimizeRx Corporation
260 Charles Street, Suite 302

Waltham, MA 02453

Attention: Edward Stelmakh, Chief Financial Officer

Fee Letter

Ladies and Gentlemen:

Reference is made to that certain Financing Agreement, dated as of October 11, 2023 (the “Financing Agreement”), by and among OptimizeRx Corporation, a Nevada corporation (the “Lead Borrower”), Orion Merger Sub Inc., a Nevada corporation (as the “Initial Co-Borrower,” which on the Closing Date shall be merged with an into Heathy Offers, Inc., a Nevada Corporation (the “Company”; such merger, the “Closing Date Merger”), with the Company surviving such Closing Date Merger as the “Co-Borrower” and, together with the Lead Borrower, the “Borrowers” and each a “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance, LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, the “Agent”). Capitalized terms used but not defined in this letter agreement shall have the meanings assigned thereto in the Financing Agreement. This is the Fee Letter referred to in the Financing Agreement.

The Borrowers agree to pay (or cause to be paid):

(i)	to the Administrative Agent, for the account of each Lender based on its Pro Rata Share of the Term Loan Commitment as of the Effective Date, a non-refundable upfront amount equal to 3.5% of the aggregate principal amount of the Term Loan Commitments held by the Term Loan Lenders as of the Effective Date (the “Upfront Amount”) payable on, and subject to the occurrence of, the Effective Date;

(ii)	to the Administrative Agent, a loan servicing fee equal to $250,000 per year (the “Loan Servicing Fee”), which fee shall be earned, due and payable in full on the Closing Date, and on each one year anniversary of the Closing Date prior to the payment in full of the Obligations and the termination of the Commitments;

(iii)	in the event the Loans are not funded within ten (10) Business Days from the Effective Date, other than as a result of (x) failure by the Lenders to fund despite all conditions to the funding of the Loans on the Closing Date having occurred or (y) an event described in Section 5.02(k) of the Credit Agreement, a non-refundable breakup fee in the amount of $3,000,000 (the “Breakup Fee”).

The Borrowers agree that, once paid, the fees or any part thereof payable hereunder will not be refundable under any circumstances. All amounts payable under this Fee Letter shall not be subject to counterclaim or set-off for, or otherwise be affected by, any claim or dispute relating to any other matter. In addition, all such payments shall be made without deduction for any taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any national, state or local taxing authority or will be grossed up by the Borrowers for such amounts subject to exceptions consistent with the Financing Agreement mutatis mutandis.

The Borrowers agree, for U.S. federal (and applicable state and local) income tax purposes, to treat the Upfront Amount as premium paid by the Borrowers to the Lenders in exchange for the issuance of a put right to the Borrowers with respect to the Term Loans and not take any tax position inconsistent with the tax treatment described herein.

The Borrowers agree that you will not disclose this Fee Letter or the contents hereof other than as agreed to by the Agent.

This Fee Letter is intended to be solely for the benefit of the Lenders and the parties hereto (and their applicable successors and permitted assigns), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the Lenders and the parties hereto (and their applicable successors and permitted assigns). This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Fee Letter by facsimile transmission or by “.pdf” electronic transmission shall be effective as delivery of a manually executed counterpart of this Fee Letter.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Fee Letter shall become a binding agreement between us and you.

[Signature pages follow]

Very truly yours,

Blue Torch Finance, LLC

By:	/s/ Kevin Genda
	Name:	Kevin Genda
	Title:	Managing Member

[Signature Page to Fee Letter]

Accepted and agreed to as of the date first above written:

OptimizeRx Corporation

By	/s/ Edward Stelmakh
	Name:	Edward Stelmakh
	Title:	Chief Financial Officer

[Signature Page to Fee Letter]